UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 Date of report (Date of earliest event reported): September 6, 2017

SOUTH JERSEY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-6364	22-1901645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 South Jersey Plaza, Folsom, NJ 08037
(Address of Principal Executive Offices) (Zip Code)

(609) 561-9000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act or Rule 12b-2 of the Exchange Act chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 6, 2017, South Jersey Industries, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its unsecured $50 million 364-day revolving credit agreement (the “Credit Agreement”) with Morgan Stanley Bank, N.A. (“Morgan Stanley”), as the current sole lender, and Morgan Stanley Senior Funding, Inc., as administrative agent. The Amendment extends the term of the Credit Agreement from September 6, 2017 until September 7, 2019, unless earlier terminated. The Amendment also harmonizes certain provisions and definitions of the Credit Agreement with the Company’s $400 million five-year revolving credit agreement, dated as of August 7, 2017, with a number of financial institutions and with Wells Fargo National Bank, National Association, as administrative agent. Among such changes, the financial covenant in the Credit Agreement limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization (as such terms are defined in the Credit Agreement) was increased from 0.65 to 1.0 to 0.70 to 1.0; provided that as long as the Company’s 2015 term loan credit agreement provides for a lower ratio of indebtedness to Total Capitalization, such lower ratio, which is currently 0.65 to 1.0, will apply to the Credit Agreement.

Except as set forth above, the Amendment does not materially alter the Credit Agreement. Any proceeds from borrowings under the Credit Agreement may be used for general corporate purposes.

The Credit Agreement contains customary representations, warranties and covenants, including a financial covenant limiting the ratio of Indebtedness of the Company and its subsidiaries on a consolidated basis to Consolidated Total Capitalization as described above, and customary events of default.

Morgan Stanley and its affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services or other services for the Company or its affiliates, and affiliates of Morgan Stanley have served in the past as underwriters in public offerings of securities by the Company or its affiliates, for which they have received, and may in the future receive, customary compensation and expense reimbursement.

A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01. The foregoing summary of the Credit Agreement, as amended by the Amendment, is qualified in its entirety by reference to the text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8‑K and to the original Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated September 7, 2016 and filed with the Commission on September 9, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1First Amendment to 364-Day Revolving Credit Agreement, dated as of September 6, 2017, among South Jersey Industries, Inc., Morgan Stanley Bank, N.A., as lender, and Morgan Stanley Senior Funding, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Dated: September 6, 2017	By:	/s/ Stephen H. Clark
Name: Stephen H. Clark Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit No.    Description_____________________________________________________
10.1First Amendment to 364-Day Revolving Credit Agreement, dated as of September 6, 2017, among South Jersey Industries, Inc., Morgan Stanley Bank, N.A., as lender, and Morgan Stanley Senior Funding, Inc., as administrative agent.